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                                LICENSE AGREEMENT


         This is an agreement among Players International, Inc. ("Licensor"), a Nevada corporation, Riverside Joint Venture ("Riverside"), a Missouri general partnership and Harrah's Maryland Heights Operating Company ("Harrah's"), a Nevada corporation (Riverside and Harrah's will be referred to as "Licensees" herein).
         WHEREAS, Licensor is the owner of the trademark and service mark PLAYERS(R) alone and together with other word(s) and design(s) ("the PLAYERS marks") in connection with gambling, entertainment and related goods and services; and

         WHEREAS, Licensor is the owner of U.S. Trademark and Service Mark Registrations and Applications listed on Exhibit A attached hereto; and

         WHEREAS, Licensor desires that Licensees use the PLAYERS marks in connection with the ownership by Riverside and management by Harrah's of a hotel and restaurant facility in Maryland Heights, Missouri (the "Entertainment Facilities"), as more particularly described in Riverside's partnership agreement dated November 2, 1995 (the "Partnership Agreement"), and in a certain management agreement between Harrah's and Riverside dated November 3, 1995 (the "Management Agreement"; the Management Agreement and the Partnership Agreement are sometimes referred to herein as the "Operating Agreements"); and

         WHEREAS, Licensor is willing to grant Licensees a license to use the PLAYERS marks on and in connection with said services for the Entertainment Facilities, under the terms set forth below; and

         NOW THEREFORE, in consideration of the mutual promises and covenants herein and other good and valuable consideration, the parties agree as follows:


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         1. Licensor warrants that Licensor is the owner of the PLAYERS(R) marks as used in connection with gambling, entertainment and related goods and services, and that Licensor is the owner of the U.S. Trademark and Service Mark Registrations and Applications listed on Exhibit A and that such registrations are valid and subsisting. Licensees acknowledge such ownership.

         2. In consideration of the agreements of Licensees set forth herein, and the payment by Licensees to Licensor of $1.00 per year during the term hereof, Licensor hereby grants to Licensees a nonexclusive license to use, under the terms set forth herein, the PLAYERS marks in connection with Licensees' identification and/or operation of the Entertainment Facilities as contemplated under the Operating Agreements. This License does not include the right to otherwise use the PLAYERS marks. No sublicenses shall be granted by Licensees except in furtherance of this Agreement.

         3. Licensees agree that all signs, advertisements, printed materials and other uses of the PLAYERS marks will at all times fully comply with all written specifications provided to Licensees by Licensor during the term of this License Agreement.

         4. For purposes of ensuring compliance with this agreement and Licensor's specifications, Licensees agree that Licensor may enter onto and inspect Entertainment Facilities during normal business hours at mutually convenient times, upon prior written request by Licensor, such requests not to exceed six per year.

         5. In the event that Licensor notifies Licensees in writing that Licensees have failed to meet the specifications then in effect and provided to Licensees pursuant to paragraph 3, or approvals provided by Licensor to Licensees, Licensees shall have thirty days

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in which to correct such failure. If the failure is not corrected within thirty days, such failure shall constitute a default under this Agreement and shall permit either the termination hereof or seeking of special performance hereof by Licensor.

         6. Licensees agree to submit all sign designs, advertising and promotional materials which bear or include the PLAYERS marks to Licensor for review and approval prior to use, display or distribution of such materials by Licensees. Licensees agree not to use, display or distribute any advertising or promotional materials hearing the PLAYERS marks which have not been approved by Licensor.

         7. Licensees agree not to use the Player's marks, other than in connection with the Entertainment Facilities.

         8. Licensees agree to notify Licensor promptly of any unauthorized use of the PLAYERS marks by others, infringement, unfair competition, passing off, misappropriation or unfair trade practice in connection with the PLAYERS marks which come to Licensees attention. Licensor agrees to take all reasonable steps necessary to half such unauthorized use, infringement, unfair competition, passing off, misappropriation or unfair trade practice including legal actions. All actions taken under this clause of the Agreement shall be at Licensor's discretion, expense and under Licensor's control. Licensees agree to fully cooperate with Licensor in connection therewith.

         9. Licensor agrees to fully indemnify, defend and hold Licensees harmless (including attorneys' fee): (i) for any claim, threat, demand or action against Licensees arising out of any Licensor's breach of this Agreement or Licensor's warranties; and/or (ii) if Licensees are made a party to any lawsuit or proceeding by virtue of their status as Licensees.

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         10. Licensees acknowledge and agree that any use of the PLAYERS mark other than in accordance with the terms of this License will entitle Licensor to terminate this Agreement or seek specific performance or an injunction as its sole and exclusive remedies.

         11. Unless terminated by Licensor, or as otherwise agreed in writing by the parties hereto, this license shall commence on the date hereof and remain in effect until the earliest to occur of the date on which: an affiliate of Licensor shall no longer be a partner in Riverside; an affiliate of Licensor shall not operate a riverboat or other gaming facility adjacent to the Entertainment Facilities; Riverside shall no longer own or operate the Entertainment Facilities; Harrah's or an affiliate of Harrah's shall no longer manage the Entertainment Facilities; or cessation of operations at the Entertainment Facilities, or as the parties may agree in writing.

         12. All notices to be given under the terms of this agreement shall be by first class mail, postage prepaid, addressed as follows:

     To Licensor:              Players International, Inc.
                               3900 Paradise Road, Suite 135
                               Las Vegas, NV  89109
                               Attn:  General Counsel

     With a copy to:           Melvyn J. Tarnopol, Esq.
                               Horn, Goldberg, Gorny, Daniels, Plackter & Weiss
                               1300 Atlantic Avenue, Suite 500
                               Atlantic City, NJ  08401

     To Licensees:             Riverside Joint Venture
                               c/o Players International, Inc.
                               3900 Paradise Road, Suite 135
                               Las Vegas, NV  89109

                                      -and-


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                                Harrah's Maryland Heights Operating Company
                                1023 Cherry Road
                                Memphis, Tennessee 38117
                                Attn: General Counsel


         Any party may change its address for the giving of notices, by written notice to all other parties in compliance with the foregoing provisions. Counsel for any party may give notice on behalf of such counsel's client.

         13. This Agreement is binding upon the parties hereto, and on their respective successors and assigns. This Agreement may not be assigned, in whole or in part, without the written consent of Licensor.

         14. The parties acknowledge that they have read this Agreement, that they understand it, and they agree to be bound by its terms and conditions. This Agreement may not be modified except in a writing signed by both parties.

         15. This Agreement shall be governed by the law of the State of Missouri.

         16. No modification or amendment of this Agreement shall be effective unless set forth in writing and signed by duly authorized representatives of all parties hereto.

         17. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         18. This Agreement may be signed in counterparts.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below:

                                PLAYERS INTERNATIONAL, INC.


November 2, 1995                By: /s/ Steven P. Perskie
--------------------               ----------------------
Date                            Name: Steven P. Perskie
                                Title:  Vice President


                                RIVERSIDE JOINT VENTURE


                                By:  Players MH, L.P.

                                By:  Players Maryland Heights, Inc.,
                                     general partner


November 2, 1995                     By: /s/ Steven P. Perskie
--------------------                     ----------------------
Date                                     Name: Steven P. Perskie
                                         Title:  Secretary


                                By:  Harrah's Maryland Heights Corporation,
                                     general partner


November 2, 1995                     By: /s/ Martin P. Boscaccy
--------------------                     -----------------------
Date                                     Name: Martin P. Boscaccy
                                         Title:  Authorized Representative

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